UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2013

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913

(Address of Principal Executive Offices) (Zip Code)

(239) 226-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;CHANGE IN FISCAL YEAR.

Effective on January 25, 2013, Alico, Inc. (the “Company”) amended its bylaws to provide for advance notice and related requirements in connection with shareholder proposals and nominations of directors by shareholders. Shareholder proposals and nominations for directors at the annual meeting of shareholders must be received in writing not less than one hundred twenty (120) days (not less than twenty (20) days for the annual meeting to be held on February 22, 2013 only) nor more than one hundred fifty (150) days prior to the one-year anniversary of the preceding year’s annual meeting. Shareholder proposals and nominations must also be in proper form which must include, among other things, the name and address of the proposing shareholder and the number of shares directly or indirectly beneficially owned by such shareholder and information regarding the proposals or director nominees. The amended bylaws also provide additional eligibility and other requirements for director nominees, requirements to call special meetings of the shareholders, and requirements to take shareholder action by written consent in lieu of a meeting. The Company’s amended and restated bylaws are included as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits.

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws dated January 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC

Date: January 25, 2013	By:	/s/ W. Mark Humphrey
	Name:	W. Mark Humphrey
	Title:	Senior Vice President and Chief Financial Officer
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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws dated January 25, 2013.

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